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                       CYPROS PHARMACEUTICAL CORPORATION
                   2714 LOKER AVENUE WEST, CARLSBAD, CA 92009

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
                            MEETING OF SHAREHOLDERS
      OF CYPROS PHARMACEUTICAL CORPORATION TO BE HELD ON NOVEMBER 5, 1999.

                                     PROXY
    The undersigned hereby appoints Paul J. Marangos and David W. Nassif, and each of them with full power of substitution, as proxies of the undersigned, to attend the Special Meeting of the Shareholders of Cypros Pharmaceutical to be held at the principal executive offices located at 2714 Loker Avenue West, Carlsbad, CA 92009 on November 5, 1999, at 9:00 a.m., local time, and at any and all adjournments thereof, and to vote all common stock and preferred stock of the Company, with all powers the undersigned would possess if personally present at the meeting.

    THIS PROXY WILL BE VOTED OR WITHHELD FROM BEING VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED FOR APPROVAL OF THE MERGER (AS SPECIFIED ON THE REVERSE SIDE). THIS PROXY CONFERS AUTHORITY FOR THE ABOVE NAMED PERSONS TO VOTE IN THEIR DISCRETION WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF THE MEETING ACCOMPANYING THIS PROXY AND SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND ACT ON THEIR BEHALF AT THE MEETING, OTHER THAN THE PERSON DESIGNATED IN THIS FORM OF PROXY. SUCH RIGHT MAY BE EXERCISED BY INSERTING THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED.

PROPOSAL 1  To approve and adopt (i) the agreement and plan of reorganization dated as of August 4, 1999, among Cypros Pharmaceutical Corporation, Cypros Acquisition Corporation, a newly-formed, wholly-owned subsidiary of Cypros incorporated in Delaware, and RiboGene, Inc., a Delaware corporation, (ii) the merger of Cypros Acquisition Corporation with and into RiboGene and (iii) the issuance of shares of common stock and preferred stock of Cypros pursuant to the agreement and plan of reorganization.

            / /  FOR            / /  AGAINST            / /  ABSTAIN
PROPOSAL 2  To approve an amendment to the Cypros Restated Articles of
            Incorporation, as amended, to provide for (i) an increase of the authorized shares of common stock to 75,000,000, (ii) an increase of the authorized shares of preferred stock to 7,500,000, (iii) authorize the Cypros board to designate the rights, preferences, privileges and restrictions of additional shares of Cypros preferred stock, (iv) designate shares of Cypros Series A Preferred Stock to be issued in connection with the merger and (v) a change of the Cypros name to Questcor Pharmaceuticals, Inc.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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PROPOSAL 3  To approve an amendment to the Cypros Bylaws, as amended, to change the authorized number of directors, upon the merger, to not less than four nor more than nine directors.

            / /  FOR            / /  AGAINST            / /  ABSTAIN
PROPOSAL 4  To approve an increase in the authorized shares reserved for issuance under Cypros 1992 Stock Option Plan to 7,500,000 shares.

            / /  FOR            / /  AGAINST            / /  ABSTAIN
PROPOSAL 5  To approve an increase in the authorized shares reserved for issuance under the 1993 Non-Employee Directors' Equity Incentive Plan to 750,000 shares.

    In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting.

    Receipt of the Prospectus/Joint Proxy Statement dated September 23, 1999 is hereby acknowledged.
                                             Dated _______________________, 1999
                                             ___________________________________
                                             ___________________________________

                                                        SIGNATURE(S)

                                             PLEASE SIGN EXACTLY AS YOUR NAME
                                             APPEARS HEREON. IF THE STOCK IS
                                             REGISTERED IN THE NAMES OF TWO OR
                                             MORE PERSONS, EACH SHOULD SIGN.
                                             EXECUTORS, ADMINISTRATORS,
                                             TRUSTEES, GUARDIANS AND
                                             ATTORNEYS-IN-FACT SHOULD ADD THEIR
                                             TITLES. IF SIGNER IS A CORPORATION,
                                             PLEASE GIVE FULL CORPORATE NAME AND
                                             HAVE A DULY AUTHORIZED OFFICER
                                             SIGN, STATING TITLE. IF SIGNER IS A
                                             PARTNERSHIP, PLEASE SIGN IN
                                             PARTNERSHIP NAME BY AN AUTHORIZED
                                             PERSON.

    PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.